Exhibit 99.4

WARRANT CANCELLATION

AGREEMENT

Reference is made to that certain (i) Warrant between Applied Minerals, Inc., a Delaware corporation (the “Company”) and ____________ dated December 22, 2011 and (ii) Warrant between the Company and ____________ dated December 22, 2011 (together the “Warrants”). The Company and the Investors hereby agree that the Warrants, without any further action by either the Company or the Investors, are hereby terminated and cancelled and shall no longer have any force or effect.

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IN WITNESS WHEREOF, the parties have caused this Warrant Cancellation Agreement to be executed as of the date first written above.

COMPANY:

APPLIED MINERALS, INC.

By:	Name: Title: THE INVESTORS: By: Name: Title: By: Name: Title:

Signature Page to Warrant Cancellation Agreement